Exhibit 10.3
LINN ENERGY, LLC
LONG-TERM INCENTIVE PLAN
OPTION AGREEMENT
     This option agreement (“Option Agreement”) is made and entered into effective as of April 13, 2006, (the “Grant Date”) by and between LINN ENERGY, LLC, a Delaware limited liability company (together with its subsidiaries, the “Company”), and Thomas A. Lopus (“Participant”).
     WHEREAS, the Company considers it to be in its best interest that Participant be given an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company; and
     WHEREAS, the Company desires to accomplish such objectives by affording Participant an option to purchase Units pursuant to the Linn Energy, LLC Long-Term Incentive Plan, which is attached hereto as Appendix A and incorporated by reference herein (the “Plan”). Unless otherwise defined herein, capitalized terms shall have the meaning given such terns in the Plan.
     NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereby agree as follows:
     1. Grant of Option. The Company hereby grants to Participant an option (the “Option”) to purchase all or any part of an aggregate of 25,000 Units, under and subject to the terms and conditions of this Option Agreement and the Plan.
     2. Purchase Price. The purchase price for each Unit to be purchased hereunder shall be $19.74 (the “Exercise Price”).
     3. Vesting and Option Period.
          (a) Participant may exercise the Option in whole or in part. Subject to subsection (b) of this Section 3 and Sections 6, 7, 8 and 9, the Option shall become vested and exercisable in three separate tiers, assuming the performance goals applicable to each tier are achieved and the Participant remains employed with the Company as of the vesting date. Tiers A and B shall each consist of an option to purchase up to 8,333 Units. Tier C shall consist of an option to purchase up to 8,334 Units. Each Tier shall vest and become exercisable as of the later of (i) the date the Performance Goal for each Tier set forth in the second column of the following schedule is achieved, and (ii) the date of the required Service Period for each Tier set forth in the third column of the following schedule:

Tier	Performance Goal	Service Period
Company annualized
distribution rate is at least:
Tier A	$1.92 per unit	March 31, 2007
Tier B	$2.30 per unit	March 31, 2008
Tier C	$2.76 per unit	March 31, 2009

     In the event the Performance Goal applicable to a particular Tier is not met on or before December 31, 2009, that Tier shall be forfeited as of December 31, 2009.
          (b) Upon Participant’s termination from service with the Company for any reason, the Option shall be deemed forfeited to the extent it is not vested as of such date of termination or otherwise vests as a result of such termination in accordance with Sections 6, 7 or 8. Prior to the date of any applicable vesting under this Agreement, no portion of the Option shall be exercisable unless its exercisability is accelerated as provided in this Option Agreement or the Plan. Except as provided otherwise in this Option Agreement or the Plan, the Option, to the extent not theretofore exercised, shall terminate on the expiration of ten (10) years from the date of grant of the Option.
     4. Method of Exercise and Payment. To the extent that the Option has become exercisable, the Option may be exercised from time to time by written notice to General Counsel, in substantially the form attached hereto as Appendix B or such other form as may be approved from time to time by the Committee, accompanied by the aggregate Exercise Price for the Units to be purchased and any required tax withholding amount as may be determined in the discretion of General Counsel. The Exercise Price and any withholding shall be payable in cash, by certified check, by bank check or other means provided for in the Plan and approved by the Committee.
     5. General Restrictions. Subject to the terms of this Option Agreement and the Plan, the Option may be exercised at any time, and from time to time, in whole or in part, until the termination thereof as set forth herein, or until all Units covered by the Option shall have been purchased, whichever first occurs. The Option shall not be assignable or transferable except as expressly provided by the Committee.
     6. Termination by Company other than for Cause. Upon the termination by the Company of Participant’s service relationship with the Company other than for Cause (as defined herein and as determined by the Committee in its sole discretion), the Option granted hereby shall automatically and immediately vest to the extent that the applicable Performance Goals set forth in the schedule under Section 3(a) have been met with respect to each Tier on or before the date of termination. “Cause” shall mean (a) the Participant’s conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing substantial harm to any of Linn Energy or its direct or indirect subsidiaries (whether or not for personal gain) or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct; (b) the Participant’s repeated intoxication by alcohol or drugs during the performance of his duties; (c) malfeasance in the conduct of Participant’s duties, including, but not limited to, (i) willful and intentional misuse or diversion of any of the funds of Linn Energy or its direct or indirect subsidiaries, (ii) embezzlement or (iii) fraudulent or willful and material misrepresentations or concealments on any written reports submitted to any of Linn Energy or its direct or indirect subsidiaries; (d) the Participant’s material failure to perform the duties of the Participant’s employment consistent with Participant’s position or material failure to follow or comply with the reasonable and lawful written directives of the Board of the Company; (e) a material breach of this Agreement; or (vi) a material breach by the Participant of written policies of the Company concerning employee discrimination or harassment.
     7. Termination by Participant with Good Reason. Upon the termination by Participant of Participant’s service relationship with the Company with Good Reason (as defined herein), the Option granted hereby shall automatically and immediately vest to the extent that the applicable Performance Goals set forth in the schedule under Section 3(a) have been met with respect to each Tier on or before the date of termination. “Good Reason” shall mean any of the following to which Participant does not consent in writing: (a) a reduction in Participant’s base salary, or (b) a relocation within two (2) years from April 3, 2006 of the Employee’s primary place of employment to a location more than 50 miles from Pittsburgh, Pennsylvania.
     8. Death or Disability. In the case of termination of Participant’s service relationship with the Company due to death or Disability (as defined herein), the Option granted hereby shall automatically and immediately vest to the extent that the applicable Performance Goals set forth in the schedule under Section 3(a) have been met with respect to each Tier on or before the date of termination. “Disability” shall mean the determination by a physician selected by the Company that Participant has been unable to perform substantially Participant’s usual and customary duties for a period of at least one hundred twenty (120) consecutive days or a non-consecutive period of one hundred eighty (180) days during any twelve-month period as a result of incapacity due to mental or physical illness or disease.
     9. Change of Control. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control (as defined in the employment agreement between the Participant and the Company, dated April 3, 2006 and as amended), the Option granted hereby shall automatically and immediately vest to the extent that the applicable Performance Goals set forth in the schedule under Section 3(a) have been met with respect to each Tier on or before the date of the Change of Control.
     10. Termination by Company for Cause or by Participant without Good Reason. In the case of (a) termination by the Company of Participant’s service relationship with the Company for Cause or (b) termination by Participant of Participant’s service relationship with the Company without Good Reason and other than due to Participant’s death or Disability, Participant shall immediately forfeit all rights under the Option, whether vested or unvested, except as to those Units already purchased. Participant hereby agrees to undertake any action and execute any document, instrument or papers reasonably requested by the Company to effect such forfeiture of the Option resulting from any such termination.

     11. Rights as a Unitholder. Participant, or a transferee of the Option, shall have no rights as a holder of a membership interest in the Company except as to any Units actually purchased pursuant to the exercise of the Option.
     12. Plan Controlling Document. Participant agrees that the Plan is the controlling instrument and that to the extent there is any conflict between the terms of the Plan and this Option Agreement, the Plan shall control and be the governing document.
     13. Limited Liability Company Agreement. As a condition to the exercise of the Option, Participant agrees to be bound by all applicable provisions of the Company’s limited liability company agreement, as it may be amended from time to time.
     14. Taxes. The Company and any affiliate thereof are authorized to withhold from any payment relating to the Option, or any payroll or other payment to Participant, amounts of withholding and other taxes due or potentially payable in connection with the exercise of the Option, and to take such other action as the Committee may deem advisable to enable the Company, any affiliate, and Participant to satisfy obligations for the payment of withholding taxes and other tax obligations relating to the Option. This authority shall include authority to withhold or receive Units or other property and to make cash payments in respect thereof in satisfaction of Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.
     15. Issuance of Units. The Company shall not be obligated to issue any Units pursuant to the Option at any time when the Units covered by such Option have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such Units.
     16. Notices. Any notices given in connection with this Option Agreement shall, if issued to Participant, be delivered to Participant’s current address on file with the Company, or if issued to the Company, be delivered to the Company’s principal offices.
     17. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of Units or other property to Participant, or to Participant’s legal representatives, heirs, legatees or distributees, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require Participant or Participant’s legal representatives, heirs, legatees or distributees, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.
     18. Successors. This Option Agreement shall be binding upon Participant, Participant’s legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.
     IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement to be effective as of the day and year first above written.

LINN ENERGY, LLC
By:	/s/ Michael C. Linn
	Name:	Michael C. Linn
	Title:	President and CEO

PARTICIPANT:
/s/ Thomas A. Lopus
Thomas A. Lopus

APPENDIX A

LINN ENERGY, LLC
LONG-TERM INCENTIVE PLAN
(EFFECTIVE AS OF JANUARY 12, 2006)

LINN ENERGY, LLC
LONG-TERM INCENTIVE PLAN
1.      Purpose of the Plan.
The Linn Energy Long-Term Incentive Plan (the “Plan”) is intended to promote the interests of Linn Energy, LLC, a Delaware limited liability company (the “Company”), by providing to employees, consultants, and directors of the Company and its Affiliates incentive compensation awards for superior performance that are based on Units. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company and to encourage them to devote their best efforts to advancing the business of the Company.
2.     Definitions.
     As used in the Plan, the following terms shall have the meanings set forth below:
     “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
     “Award” means an Option, Restricted Unit, Unit Grant, Phantom Unit or Unit Appreciation Right granted under the Plan, and shall include tandem DERs granted with respect to an Option, Phantom Unit or Unit Appreciation Right.
     “Award Agreement” means the written agreement by which an Award shall be evidenced.
     “Board” means the Board of Directors of the Company.
     “Change of Control” means the occurrence of any of the following events:
     (i)      the acquisition by any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Company or an Affiliate of the Company, of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; provided, however, that any acquisition of securities from QEP will be disregarded for purposes of determining whether a Change of Control has occurred; or
     (ii)      the consummation of a reorganization, merger, consolidation or other form of business transaction or series of business transactions, in each case, with respect to which persons who were the members of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities; or
     (iii)      the sale, lease or disposition (in one or a series of related transactions) by the Company of all or substantially all the Company’s assets to any Person or its Affiliates, other than the Company or its Affiliates; or
     (iv)      a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the effective date of the initial public offering of the Company’s equity interests, or (B) are elected, or nominated for election, thereafter to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination or (C) are among the five original independent directors of the Company, but “Incumbent Director” shall not include an individual whose election or nomination is in connection with (i) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (ii) a plan or agreement to replace a majority of the then Incumbent Directors; or
     (v)      the approval by the Board or the members of the Company of a complete or substantially complete liquidation or dissolution of the Company.
     Solely with respect to any Award that is subject to Section 409A of the Code and to the extent that the definition of change of control under Section 409A applies to limited liability companies, this definition is intended to comply with the definition of change of control under Section 409A of the Code as in effect commencing January 1, 2005 and, to the extent that the above definition does not so comply, such definition shall be void and of no effect and, to the extent required to ensure that this definition complies with the requirements of Section 409A of the Code, the definition of such term set forth in regulations or other regulatory guidance issued under Section 409A of the Code by the appropriate governmental authority is hereby incorporated by reference into and shall form part of this Plan as fully as if set forth herein verbatim and the Plan shall be operated in accordance with the above definition of Change of Control as modified to the extent necessary to ensure that the above definition complies with the definition prescribed in such regulations or other regulatory guidance insofar as the definition relates to any Award that is subject to Section 409A of the Code.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Committee” means the Compensation Committee of the Board or such other committee of the Board as may be appointed by the Board to administer the Plan.
     “Consultant” means an individual, other than an Employee or a Director, providing bona fide services to the Company or any of its Affiliates as a consultant or advisor, as applicable, provided that such individual is a natural person and that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for any securities of the Company.
     “DER” or “Distribution Equivalent Right” means a contingent right, granted in tandem with a specific Option, Unit Appreciation Right or Phantom Unit, to receive an amount in cash equal to the cash distributions made by the Company with respect to a Unit during the period such tandem Award is outstanding.
     “Director” means a member of the Board who is not an Employee.
     “Employee” means any employee of the Company or an Affiliate who perform services for the Company and its Affiliates.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Fair Market Value” means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.
     “LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Linn Energy, LLC, as it may be subsequently amended or restated from time to time.
     “Option” means an option to purchase Units granted under the Plan.
     “Participant” means any Employee, Consultant or Director granted an Award under the Plan.
     “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
     “Phantom Unit” means a phantom (notional) Unit granted under the Plan which upon vesting entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit. Whether cash or Units are received for Phantom Units shall be determined in the sole discretion of the Committee and shall be set forth in the Award Agreement.
     “QEP” means Quantum Energy Partners II, LP, a Delaware limited partnership.
     “Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture or is either not exercisable by or payable to the Participant, as the case may be.

     “Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.
     “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.
     “SEC” means the Securities and Exchange Commission, or any successor thereto.
     “UDR” or “Unit Distribution Right” means a distribution made by the Company with respect to a Restricted Unit.
     “Unit” means a Unit of the Company.
     “Unit Appreciation Right” (UAR) means an Award that, upon exercise, entitles the holder to receive the excess of the Fair Market Value of a Unit on the exercise date over the exercise price established for such Unit Appreciation Right. Such excess may be paid in cash and/or in Units as determined in the sole discretion of the Committee and set forth in the Award Agreement.
     “Unit Grant” means an Award of an unrestricted Unit.
3.      Administration.
     The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, and any beneficiary of any Award.
4.      Units.
     (a)      Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the maximum number of Units that may be delivered or reserved for delivery or underlying any Award with respect to the Plan is 3,900,000, except that no more than 500,000 Units in the aggregate may be issued under the Plan as Restricted Units. If any Award expires, is canceled, exercised, paid or otherwise terminates without the delivery of Units, or if the maximum number of Units delivered is reduced for any reason other than tax withholding or payment of the exercise price, then the Units covered by such Award, to the extent of such expiration, cancellation, exercise, payment or termination, shall again be Units with respect to which Awards may be granted. Units that cease to be subject to an Award because of the exercise of the Award, or the vesting of Restricted Units or similar Awards, shall no longer be subject to or available for any further grant under this Plan. Notwithstanding the foregoing, there shall not be any limitation on the number of Awards that may be granted under the Plan and paid in cash.
     (b)      Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate, the Company or any other Person, newly issued Units or any combination of the foregoing as determined by the Committee in its sole discretion.
     (c)      Adjustments. In the event that the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Company, issuance of warrants or other rights to purchase Units or other securities of the Company, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number and, provided further, that the Committee shall not take any action otherwise authorized under this subparagraph (c) to the extent that (i) such action would cause (A) the application of Section 409A of the Code to the Award or (B) create adverse tax consequences under Section 409A of the Code should that Code section apply to the Award or (ii) except as permitted in Section7(c), materially reduce the benefit to the Participant without the consent of the Participant.
5.      Eligibility.
     Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan.
6.     Awards.
     (a)      Options. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options shall be granted, the number of Units to be covered by each Option, whether DERs are granted with respect to such Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
     i.      Exercise Price. The purchase price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted, provided such purchase price may not be less than its Fair Market Value as of the date of grant.
     ii.      Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, a “cashless-broker” exercise through procedures approved by the Company, with the consent of the Committee, the withholding of Units that would otherwise be delivered to the Participant upon the exercise of the Option, other securities or other property, or any combination thereof, having a fair market value (as determined by the Committee) on the exercise date equal to the relevant exercise price.
     iii.      Forfeiture. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or consulting services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason prior to the date an Option becomes exercisable, all Options shall be forfeited by the Participant. The Committee may in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options.
     iv.      DERs. To the extent provided by the Committee, in its discretion, a grant of Options may include a tandem DER grant, which may provide that such DERs shall be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.
     (b) Restricted Units and Unit Grants. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units and Unit Grants shall be granted, the number of Restricted Units and/or Unit Grants to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units may become vested or forfeited, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether UDRs are granted with respect to Restricted Units.
     i.      UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that distributions made by the Company with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. Absent such a restriction on the UDRs in the grant agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction.

     ii.      Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Restricted Units awarded the Participant shall be automatically forfeited on such termination. The Committee may in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units.
     iii.      Lapse of Restrictions. Upon or as soon as reasonably practical following the vesting of each Restricted Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate so that the Participant then holds an unrestricted Unit.
     (c) Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Phantom Units shall be granted, the number of Phantom Units to be granted to each such Participant, the Restricted Period, the time or conditions under which the Phantom Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to such Phantom Units.
     i.      DERs. To the extent provided by the Committee, in its discretion, a grant of Phantom Units may include a tandem DER grant, which may provide that such DERs shall be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Notwithstanding any other provision of the Plan to the contrary, any grant of DERs with respect to Phantom Units shall contain terms that (i) are designed to avoid application of Section 409A of the Code to the Award or (ii) are designed to avoid adverse tax consequences under Section 409A should that Code section apply.
     ii.      Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or consulting services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Phantom Units awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Phantom Units.
     iii.      Lapse of Restrictions. Upon or as soon as reasonably practical following the vesting of each Phantom Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to receive from the Company one Unit or cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.
     (d) Unit Appreciation Rights. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant and the conditions and limitations applicable to the exercise of the Unit Appreciation Right, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
     i.      Exercise Price. The exercise price per Unit Appreciation Right shall be not less than its Fair Market Value as of the date of grant.
     ii.      Vesting/Time of Payment. The Committee shall determine the time or times at which a Unit Appreciation Right shall become vested and the time or times at which a Unit Appreciation Right shall be paid in whole or in part.
     iii.      Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or services to the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason prior to vesting, all unvested Unit Appreciation Rights awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit Appreciation Rights, in which case, such Unit Appreciation Rights shall be deemed vested upon termination of employment or service and paid as soon as administratively practical thereafter.
     iv.      Unit Appreciation Right DERs. To the extent provided by the Committee, in its discretion, a grant of Unit Appreciation Rights may include a tandem DER grant, which may provide that such DERs shall be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Unit Appreciation Rights Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.
     (e)     General.
     i.      Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. No Award shall be issued in tandem with another Award if the tandem Awards would result in adverse tax consequences under Section 409A of the Code. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
     ii.      Limits on Transfer of Awards.
     1.      Except as provided in Section 6(e)(ii)(C) below, each Award shall be exercisable or payable only to the Participant during the Participant’s lifetime, or to the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

     2.      Except as provided in Section 6(e)(ii)(C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Company or any Affiliate.
     3.      To the extent specifically provided by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.
     iii.      Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, but shall not exceed 10 years.
     iv.      Unit Certificates. All certificates for Units or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     v.      Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee determines.
     vi.      Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any grant agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award grant agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.
     vii.      Change of Control. Unless specifically provided otherwise in the Award Agreement, upon a Change of Control or such time prior thereto as established by the Committee, all outstanding Awards shall automatically vest or become exercisable in full, as the case may be. In this regard, all Restricted Periods shall terminate and all performance criteria, if any, shall be deemed to have been achieved at the maximum level. To the extent an Option or UAR is not exercised, or a Phantom Unit or Restricted Unit does not vest, upon the Change of Control, the Committee may, in its discretion, cancel such Award or provide for an assumption of such Award or a replacement grant on substantially the same terms; provided, however, upon any cancellation of an Option or UAR that has a positive “spread” or a Phantom Unit or Restricted Unit, the holder shall be paid an amount in cash and/or other property, as determined by the Committee, equal to such “spread” if an Option or UAR or equal to the Fair Market Value of a Unit, if a Phantom Unit or Restricted Unit.
7.      Amendment and Termination.
     Except to the extent prohibited by applicable law:
     (a)      Amendments to the Plan. Except as required by the rules of the principal securities exchange on which the Units are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or other Person.
     (b)      Amendments to Awards Subject to Section 7(a). The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall materially reduce the benefit to Participant without the consent of such Participant and no change may be made which would cause any Participant to be subject to excise tax under Section 409A of the Code.
     (c)      Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Company or the financial statements of the Company, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available to Participants under the Plan or such Award.
8.      General Provisions.
     (a)      No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.
     (b) Tax Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.
     (c)      No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, to continue as a consultant, or to remain on the Board, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or terminate a consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award agreement or other agreement.
     (d)      Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.
     (e)      Section 409A of the Code. Notwithstanding anything in this Plan to the contrary, any Award granted under the Plan shall contain terms that (i) are designed to avoid application of Section 409A of the Code to the Award or (ii) are designed to avoid adverse tax consequences under Section 409A of the Code should that section apply to the Award. If any Plan provision or Award under the Plan would result in the imposition of an applicable tax under Section 409A of the Code and related regulations and pronouncements, that Plan provision or Award will be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to an Award or to require the Participant’s consent.
     (f)      Severability. If any provision of the Plan or any award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any award under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Compensation Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of the Plan and any such Award shall remain in full force and effect.
     (g)      Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Company or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
     (h)      No Trust or Fund Created. Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.
     (i)      No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     (j)      Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
     (k)      Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.
     (l)      Participation by Affiliates. In making Awards to Consultants and Employees employed by an Affiliate, the Committee shall be acting on behalf of the Affiliate, and to the extent the Company has an obligation to reimburse the Affiliate for compensation paid to Consultants and Employees for services rendered for the benefit of the Company, such payments or reimbursement payments may be made by the Company directly to the Affiliate, and, if made to the Company, shall be received by the Company as agent for the Affiliate.
     (m)      Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.
     (n)      No Guarantee of Tax Consequences. None of the Board, the Company, nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.
9.      Term of the Plan.
     The Plan shall be effective on the date of its approval by the Board and shall continue until the date terminated by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

APPENDIX B
LINN ENERGY, LLC
LONG-TERM INCENTIVE PLAN
OPTION EXERCISE NOTICE
PLEASE PRINT:

TODAY’S DATE:

OPTIONHOLDER NAME:

MAILING ADDRESS:

Attention:      General Counsel
I hereby exercise my Option to acquire _________Units, as defined in the LINN ENERGY, LLC Long-Term Incentive Plan (the “Plan”), at my exercise price per Unit of $_________. Enclosed is the original of my Option Agreement evidencing my Option hereby exercised and consideration in a form provided for in my Option Agreement in the amount of $_________.
I hereby represent that I have previously received a copy of the Plan from the Company and that I understand the terms and restrictions described therein and agree to be bound by the terms of such document and my Option Agreement.

By:

Receipt of Notice and Payment in Full Acknowledged:

By:

Name:

Date:

NOTE: If exercising the Option represented by the enclosed Option Agreement to purchase less than all of the Units to which the Option relates, the original Option Agreement will be returned with an appropriate notation evidencing the Units for which the Option has been exercised.

B-1